Exhibit 99.1
HALLIBURTON ANNOUNCES THIRD QUARTER 2025 RESULTS
•Net income of $0.02 per diluted share.
•Adjusted net income of $0.58 per diluted share1.
•Revenue of $5.6 billion and operating margin of 6%.
•Adjusted operating margin2 of 13%.
•Cash flow from operations of $488 million and free cash flow3 of $276 million.
•Approximately $250 million of share repurchases.
HOUSTON – October 21, 2025 – Halliburton Company (NYSE: HAL) announced today net income of $18 million, or $0.02 per diluted share, for the third quarter of 2025 and adjusted net income4, excluding “Impairments and other charges” and other items, of $496 million, or
$0.58 per diluted share. This compares to net income for the second quarter of 2025 of $472 million, or $0.55 per diluted share. Halliburton’s total revenue for the third quarter of 2025 was $5.6 billion, compared to total revenue of $5.5 billion in the second quarter of 2025.
Operating income was $356 million in the third quarter of 2025, compared to operating income of $727 million in the second quarter of 2025. Adjusted operating income5 in the third quarter of 2025, excluding “Impairments and other charges”, was $748 million.
“I am pleased with Halliburton’s third quarter performance. We delivered total company revenue of $5.6 billion dollars and adjusted operating margin of 13%. We also took steps that will deliver estimated savings of $100 million dollars per quarter, reset our 2026 capital budget and idled equipment that no longer meets our return expectations,” commented Jeff
Miller, Chairman, President and CEO.
"In the international market, our value proposition is winning with customers, we are demonstrating differentiated performance both on and off-shore, and our growth engines are on track.
“In North America, we are executing our strategy to Maximize Value — this means we are prioritizing returns, technology leadership, and working with leading operators. I am confident that our strategy execution will drive further outperformance.
“We are committed to returning cash to shareholders, maintaining cost and capital discipline, and investing in differentiated technologies that drive long-term performance,” concluded
Miller.
Operating Segments
Completion and Production
Completion and Production revenue in the third quarter of 2025 was $3.2 billion, an increase of $52 million, or 2%, when compared to the second quarter of 2025, while operating income in the third quarter of 2025 was $514 million, flat when compared to the second quarter of
2025. Higher completion tool sales and increased artificial lift activity in North America, improved cementing activity in Africa and Latin America were partially offset by lower completion tool sales internationally, decreased well intervention services in Middle East/
Asia, and lower cementing activity in North America. Operating income was further adversely impacted by rig reductions in Saudi Arabia.
Drilling and Evaluation
Drilling and Evaluation revenue in the third quarter of 2025 was $2.4 billion, an increase of
$38 million, or 2%, when compared to the second quarter of 2025, while operating income in the third quarter of 2025 was $348 million, an increase of $36 million, or 12%, when compared to the second quarter of 2025. These results were primarily driven by higher project management and improved wireline activity in Latin America, increased drilling services in North America and Europe/Africa, and higher software sales in Europe/Africa.
Partially offsetting these increases were lower activity across multiple product service lines in the Middle East and decreased fluid services in North America and Europe/Africa.
Geographic Regions
North America
North America revenue in the third quarter of 2025 was $2.4 billion, an increase of 5% when compared to the second quarter of 2025. These results were primarily driven by increased stimulation activity in US Land and Canada, and higher completion tool sales and increased wireline activity in the Gulf of America. Partially offsetting these increases were lower cementing activity in US Land and decreased stimulation activity in the Gulf of America.
International
International revenue in the third quarter of 2025 was $3.2 billion, flat when compared to the second quarter of 2025.
Latin America revenue in the third quarter of 2025 was $996 million, an increase of 2%
sequentially. This increase was primarily driven by higher project management activity across the region and increased drilling services in Argentina. Partially offsetting these increases were decreased activity across multiple product service lines in Mexico and lower completion tool sales in Brazil.
Europe/Africa/CIS revenue in the third quarter of 2025 was $828 million, flat sequentially.
These results were primarily driven by improved completion tool sales in Norway, and increased drilling-related services in Namibia. Offsetting these increases were lower completion tool sales in the Caspian Area and lower fluid services across Europe.
Middle East/Asia revenue in the third quarter of 2025 was $1.4 billion, a decrease of 3%
sequentially. This decrease was primarily driven by lower activity across multiple product service lines in Saudi Arabia. Partially offsetting this decrease were improved pressure pumping services in Qatar, increased artificial lift activity in Kuwait, and higher completion tool sales and improved fluids services in Asia.
Other Financial Items
During the third quarter of 2025, Halliburton:
•Repurchased approximately $250 million of its common stock.
•Paid dividends of $0.17 per share.

•Spent $50 million on SAP S4 migration.
•Incurred a total charge of $540 million related to “Impairments and other charges”
and other items.
Selective Technology & Highlights
•Halliburton launched LOGIX™ automated geosteering, a part of the LOGIX™
automation and remote operations family of solutions, that optimizes geological interpretation and well placement. The service combines automation, machine learning, and advanced geological insights to position the wellbore and maximize reservoir contact. The service updates and projects geological models to enable well trajectory optimization in real time. Advanced algorithms and machine learning technology help provide uniform, repeatable, and unbiased geological interpretations that empower customers with accurate data and faster diagnosis.
•Halliburton announced a contract award to provide completions and downhole monitoring services for the Northern Endurance Partnership (NEP) carbon capture and storage (CCS) system in northeast England’s East Coast Cluster (ECC).
Halliburton will manufacture and deliver the majority of the equipment required for this project from its U.K. completion manufacturing facility in Arbroath. For more than 50 years, the center has supported North Sea operations and provides on-site product development and testing resources alongside advanced manufacturing capabilities to support efficient production and the delivery of equipment.
•Halliburton unveiled an evolution in oilfield intelligence: the next generation Summit
Knowledge® (SK™) digital ecosystem. SK Well Pages features an all-in-one electric submersible pump (ESP) workspace and equips operators with insight to make agile decisions for optimal production. SK Well Pages draws on deep ESP experience and advanced data science techniques to revolutionize data visibility with customizable and intuitive dashboards for proactive monitoring of real-time pump performance, surface sensors, and production data.
•Halliburton was awarded a contract from ConocoPhillips Skandinavia AS to deliver comprehensive well stimulation services to improve well performance and reservoir productivity. The contract spans five years and includes three optional extension periods. Under the agreement, Tidewater’s vessel, North Pomor, will be transformed into an advanced stimulation vessel designed to efficiently deliver offshore well stimulation services in the North Sea. The improvements will include Octiv® digital fracturing services to maximize stimulation equipment performance and operational efficiency.
•Halliburton launched the Turing® electro-hydraulic control system, the next generation of SmartWell® intelligent completions technology. This system sets a new standard in reservoir flow control suitable for all completion applications. It improves recovery and reduces well count. The Turing electro-hydraulic control system facilitates fast zonal optimization through integrated position sensors that help operators manage well performance with speed, precision, and confidence. Its simplified, flexible design reduces rig time, operational risk, and production delays to deliver measurable value to our customers.

(1)	Adjusted net income per diluted share is a non-GAAP financial measure; please see definition of Adjusted Net Income Per Diluted Share in Footnote Table 3 and 4.

(2)	Adjusted operating margin is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
(3)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 5.

(4)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3 and 4.

(5)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1 and 2.
About Halliburton
Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn,
YouTube, Instagram, and Facebook.
Forward-looking Statements
The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2024, Form 10-Q for the quarter ended June 30, 2025, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2025	2024	2025
Revenue:
Completion and Production	$3,223	$3,299	$3,171
Drilling and Evaluation	2,377	2,398	2,339
Total revenue	$5,600	$5,697	$5,510
Operating income:
Completion and Production	$514	$669	$513
Drilling and Evaluation	348	406	312
Corporate and other	(64)	(60)	(66)
SAP S4 upgrade expense	(50)	(28)	(32)
Impairment and other charges (a)	(392)	(116)	—
Total operating income	356	871	727
Interest expense, net	(88)	(85)	(92)
Other, net (b)	(49)	(52)	(24)
Income before income taxes	219	734	611
Income tax provision (c)	(199)	(154)	(131)
Net income	$20	$580	$480
Net income attributable to noncontrolling interest	(2)	(9)	(8)
Net income attributable to Company	$18	$571	$472

Basic and diluted net income per share	$0.02	$0.65	$0.55
Basic weighted average common shares outstanding	849	881	857
Diluted weighted average common shares outstanding	850	881	857

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2025 and September 30, 2024.
(b)	During the three months ended September 30, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina.
(c)
The income tax provision during the three months ended September 30, 2025, includes a $125 million tax expense associated with a valuation allowance recorded against our United States foreign tax credits, as well as the tax effect on impairments and other charges and the impairment of an investment in Argentina. The income tax provision during the three months ended September 30, 2024, includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effect on impairments and other charges.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Revenue:
Completion and Production	$9,514	$10,073
Drilling and Evaluation	7,013	7,261
Total revenue	$16,527	$17,334
Operating income:
Completion and Production	$1,558	$2,080
Drilling and Evaluation	1,012	1,207
Corporate and other	(196)	(190)
SAP S4 upgrade expense	(112)	(91)
Impairment and other charges (a)	(748)	(116)
Total operating income	1,514	2,890
Interest expense, net	(266)	(269)
Other, net (b)	(112)	(180)
Income before income taxes	1,136	2,441
Income tax provision (c)	(433)	(539)
Net income	$703	$1,902
Net income attributable to noncontrolling interest	(9)	(16)
Net income attributable to Company	$694	$1,886

Basic and diluted net income per share	$0.81	$2.13
Basic weighted average common shares outstanding	857	885
Diluted weighted average common shares outstanding	858	886

(a) See Footnote Table 2 for details of the impairments and other charges recorded during the nine months ended September 30, 2025 and September 30, 2024.
(b)
During the nine months ended September 30, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina. During the nine months ended September 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.

(c)
The income tax provision during the nine months ended September 30, 2025, includes a $125 million tax expense associated with a valuation allowance recorded against our United States foreign tax credits, as well as the tax effect on impairments and other charges and the impairment of an investment in Argentina. The tax provision during the nine months ended September 30, 2024, includes a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets on market conditions, as well as the tax effects on impairments and other charges, the impairment of an investment in Argentina and Egypt currency impact.

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and equivalents	$2,026	$2,618
Receivables, net	5,161	5,117
Inventories	3,095	3,040
Other current assets	1,356	1,607
Total current assets	11,638	12,382
Property, plant, and equipment, net	5,174	5,113
Goodwill	2,938	2,838
Deferred income taxes	2,260	2,339
Operating lease right-of-use assets	972	1,022
Other assets	2,182	1,893
Total assets	$25,164	$25,587
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$3,182	$3,189
Accrued employee compensation and benefits	745	711
Current maturities of long-term debt	382	381
Current portion of operating lease liabilities	294	263
Other current liabilities	1,351	1,506
Total current liabilities	5,954	6,050
Long-term debt	7,157	7,160
Operating lease liabilities	734	798
Employee compensation and benefits	421	414
Other liabilities	652	617
Total liabilities	14,918	15,039
Company shareholders’ equity	10,203	10,506
Noncontrolling interest in consolidated subsidiaries	43	42
Total shareholders’ equity	10,246	10,548
Total liabilities and shareholders’ equity	$25,164	$25,587
HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2025	2024	2025
Cash flows from operating activities:
Net income	$703	$1,902	$20
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	846	804	285
Impairments and other charges	748	116	392
Working capital (a)	(111)	(645)	(211)
Other operating activities	(425)	232	2
Total cash flows provided by operating activities	1,761	2,409	488
Cash flows from investing activities:
Capital expenditures	(917)	(1,016)	(261)
Purchase of an equity investment	(343)	(101)	2
Payments to acquire business	(175)	(27)	(13)
Purchases of marketable securities	(128)	(320)	(13)
Sales of marketable securities	228	137	163
Proceeds from sales of property, plant, and equipment	138	149	49
Sale of an equity investment	120	—	—
Other investing activities	(49)	(32)	(13)
Total cash flows used in investing activities	(1,126)	(1,210)	(86)
Cash flows from financing activities:
Stock repurchase program	(757)	(696)	(250)
Dividends to shareholders	(436)	(452)	(144)
Other financing activities	(23)	(37)	(11)
Total cash flows used in financing activities	(1,216)	(1,185)	(405)
Effect of exchange rate changes on cash	(11)	(100)	(9)
Decrease in cash and cash equivalents	(592)	(86)	(12)
Cash and equivalents at beginning of period	2,618	2,264	2,038
Cash and equivalents at end of period	$2,026	$2,178	$2,026

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.
HALLIBURTON COMPANY
Revenue and Operating income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
Revenue	2025	2024	2025
By operating segment:
Completion and Production	$3,223	$3,299	$3,171
Drilling and Evaluation	2,377	2,398	2,339
Total revenue	$5,600	$5,697	$5,510

By geographic region:
North America	$2,364	$2,386	$2,259
Latin America	996	1,053	977
Europe/Africa/CIS	828	722	820
Middle East/Asia	1,412	1,536	1,454
Total revenue	$5,600	$5,697	$5,510

Operating Income
By operating segment:
Completion and Production	$514	$669	$513
Drilling and Evaluation	348	406	312
Total operations	862	1,075	825
Corporate and other	(64)	(60)	(66)
SAP S4 upgrade expense	(50)	(28)	(32)
Impairments and other charges	(392)	(116)	—
Total operating income	$356	$871	$727

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
HALLIBURTON COMPANY
Revenue and Operating income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30,
Revenue	2025	2024
By operating segment:
Completion and Production	$9,514	$10,073
Drilling and Evaluation	7,013	7,261
Total revenue	$16,527	$17,334

By geographic region:
North America	$6,859	$7,413
Latin America	2,869	3,258
Europe/Africa/CIS	2,423	2,208
Middle East/Asia	4,376	4,455
Total revenue	$16,527	$17,334

Operating Income
By operating segment:
Completion and Production	$1,558	$2,080
Drilling and Evaluation	1,012	1,207
Total operations	2,570	3,287
Corporate and other	(196)	(190)
SAP S4 upgrade expense	(112)	(91)
Impairments and other charges	(748)	(116)
Total operating income	$1,514	$2,890

See Footnote Table 2 for Reconciliation of Operating Income to Adjusted Operating Income.
FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2025	2024	2025
Operating income	$356	$871	$727
Impairments and other charges:
Severance costs	169	63	—
Fixed and Other assets write-offs	115	—	—
Impairment of assets held for sale	96	49	—
Cybersecurity incident	(10)	35	—
Gain on investment	(6)	(43)	—
Other	28	12	—
Total impairments and other charges (a)	392	116	—
Adjusted operating income (b) (c)	$748	$987	$727

(a)
During the three months ended September 30, 2025, Halliburton recognized a pre-tax charge of $392 million as a result of severance costs, fixed and other assets write-offs, an impairment of assets held for sale, and other items. During the three months ended September 30, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-
GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Operating income	$1,514	$2,890
Impairments and other charges:
Severance costs	276	63
Impairment of assets held for sale	200	49
Fixed and Other assets write-offs	115	—
Impairment of real estate facilities	53	—
Cybersecurity incident	(10)	35
Gain on investment	(6)	(43)
Other	120	12
Total impairments and other charges (a)	748	116
Adjusted operating income (b) (c)	$2,262	$3,006

(a)
During the nine months ended September 30, 2025, Halliburton recognized a pre-tax charge of $748 million as a result of severance costs, an impairment of assets held for sale, fixed and other assets write-offs, an impairment on real estate facilities, and other items, primarily related to legacy environmental remediation cost estimate increases.
During the nine months ended September 30, 2024, Halliburton recognized a pre-tax charge of $116 million as a result of severance costs, an impairment of assets held for sale, expenses related to a cybersecurity incident, a gain on a fair value adjustment of an equity investment, and other items.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results.
Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2025	2024	2025
Net income attributable to company	$18	$571	$472
Adjustments:
Impairments and other charges (a)	392	116	—
Other, net (b)	23	—	—
Total adjustments, before taxes	415	116	—
Tax valuation allowance (c)	125	(41)	—
Tax adjustment (c)	(62)	(5)	—
Total adjustments, net of taxes (d)	478	70	—
Adjusted net income attributable to company (d)	$496	$641	$472
Diluted weighted average common shares outstanding	850	881	857
Net income per diluted share (e)	$0.02	$0.65	$0.55
Adjusted net income per diluted share (e)	$0.58	$0.73	$0.55

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended September 30, 2025 and September 30, 2024.
(b)	During the three months ended September 30, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina.
(c)
The adjustments in the table above include a $125 million tax expense associated with a valuation allowance recorded against our deferred tax assets, which resulted from the impact on the realizability of our United States foreign tax credits due to the “One Big Beautiful Bill Act” (OBBBA), as well as the tax effect on impairments and other charges and the impairment of an investment in Argentina recorded during the three months ended September 30, 2025. During the three months ended September 30, 2024, the adjustments include a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, as well as the tax effect on impairments and other charges.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for impairments and other charges and Argentina investment impairment, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Net income attributable to company	$694	$1,886

Adjustments:
Impairments and other charges (a)	748	116
Other, net (b)	23	82
Total adjustments, before taxes	771	198
Tax valuation allowance (c)	125	(41)
Tax adjustment (c)	(105)	(14)
Total adjustments, net of taxes (d)	791	143
Adjusted net income attributable to company (d)	$1,485	$2,029
Diluted weighted average common shares outstanding	858	886
Net income per diluted share (e)	$0.81	$2.13
Adjusted net income per diluted share (e)	$1.73	$2.29

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the nine months ended September 30, 2025 and September 30, 2024.
(b)
During the nine months ended September 30, 2025, Halliburton incurred a charge of $23 million due to the impairment of an investment in Argentina. During the nine months ended September 30, 2024, Halliburton incurred a charge of $82 million in March 2024, primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.

(c)
The adjustments in the table above include a $125 million tax expense associated with a valuation allowance recorded against our deferred tax assets, which resulted from the impact on the realizability of our United States foreign tax credits due to the OBBBA, as well as the tax effect on impairments and other charges and the impairment of an investment in
Argentina, recorded during the nine months ended September 30, 2025. During the nine months ended September 30,
2024, the adjustments include a $41 million tax benefit associated with a partial release of a valuation allowance on deferred tax assets based on market conditions, the tax effects on impairments and other charges, the impairment of an investment in Argentina, and Egypt currency impact.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, Egypt currency impact, and Argentina investment impairments, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.”
Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5
HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2025	2024	2025
Total cash flows provided by operating activities	$1,761	$2,409	$488
Capital expenditures	(917)	(1,016)	(261)
Proceeds from sales of property, plant, and equipment	138	149	49
Free cash flow (a)	$982	$1,542	$276

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities”
less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free
Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, October 21,
2025, to discuss its third quarter 2025 financial results. The call will begin at 8:00 a.m.
CT (9:00 a.m. ET).
Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.
CONTACTS
Investor Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688
Media Relations
Alexandra Franceschi
PR@Halliburton.com
281-871-2601